EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bank of the Carolinas Corporation

We consent to the use of our report dated March 28, 2007 on the consolidated financial statements included in the 2006 Annual Report on Form 10-K of Bank of the Carolinas Corporation, as included herein, and to the reference to our firm under the heading “Experts” in Bank of the Carolinas Corporation’s Joint Proxy Statement and Prospectus included in its Registration Statement on Form S-4.

/s/    Dixon Hughes PLLC

Asheville, North Carolina

June 28, 2007